The Ensign Group Reports Quarterly Adjusted Earnings of $0.56 per Share; Adjusts 2013 Guidance

Conference Call and Webcast Scheduled for November 8, 2013 at 10:00 am PT
MISSION VIEJO, California - November 7, 2013 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the third quarter of 2013.
Quarter Highlights Include:

▪	Consolidated revenues were up 10.9% to a record $229.3 million in the quarter;

▪	Same-store skilled mix revenue was up 58 basis points;

▪	Same-store managed care days were up 147 basis points, and same-store managed care revenue was up over 1000 basis points;

▪
Ensign’s Transitioning Facilities group showed significant strength, with an increase in skilled mix revenue of 270 basis points, to 41.3%, largely due to the performance of the most mature Transitioning Facilities;

▪	Same-store occupancy was up sequentially by 65 basis points

▪
Consolidated occupancy of 77.4% was significantly impacted by the group of 42 Transitioning and Newly-Acquired Facilities, averaging occupancy of 70.5% (64.5% average occupancy in the 17 Newly-Acquired facilities alone) , representing the addition of substantial organic upside to the company’s portfolio; and

▪	Adjusted earnings per share were $0.56 per share for the quarter.

Operating Results

Commenting on the operating results, Ensign’s President and Chief Executive Officer Christopher Christensen said, “Although several challenges we experienced in the first half of the year dragged into the third-quarter, many of the improvements we anticipated began to take effect late in the third quarter and early this quarter, and we expect them to continue into next year.”

He noted that some of the challenges included distractions associated with structuring the spin-off transaction announced today, efforts to push the recent DOJ settlement over the finish line along with preparations for the accompanying corporate integrity agreement, and especially the short-term earnings drag created by Ensign’s significant growth earlier in the year. “As we’ve often reminded you, whenever we’ve seen an unusual surge in growth over a short period of time, we naturally expect a temporary hit to our short-term earnings, however, we have always taken the long view of our business, and we are confident that our recent challenges also create great opportunities for continued growth in the fourth quarter, and in 2014 and beyond” he added.

Mr. Christensen also affirmed that even though it was necessary to slightly adjust management’s annual guidance for 2013, “Our operational leaders are fully engaged on all fronts to identify and overcome weakness wherever it occurs and, because of them, we remain confident that Ensign’s future - both near- and long-term - is very bright.”

Chief Financial Officer Suzanne Snapper reported that adjusted operating margins were impacted by a number of factors, including a spike in healthcare costs, challenges in Ensign’s fast-growing home health and hospice services, and a 26 basis point decline in same store occupancy, which was somewhat offset by an increase in skilled mix. “However, we continue to see growth in our same store managed care days, with a 15.4% increase, as well as a 5.6% increase in sub-acute days,” she said. She further noted that Ensign’s business can vary from quarter to quarter, due largely to changes in reimbursement systems, delays and changes in state budgets, seasonality in occupancy and skilled mix, and the short-term impact of Ensign’s acquisition activities, which were unusually aggressive in the first half of the year.

Ms. Snapper added, “The fourth quarter is when we historically have our best occupancy and mix, as well as the positive effects of our annual rate increases.” She also noted that the company’s adjusted guidance represents an average annual growth rate in earnings per share of almost 15% a year since 2009.
She reported that the company continues to generate strong cash flow, with cash on hand on September 30, 2013 of $46.0 million, net cash from operations in the quarter of $57.1 million, and free cash flow for the trailing twelve months ended September 30, 2013 of $53.6 million. She also noted that the company’s credit relationships remain strong, with approximately $120.0 million in borrowing capacity available on its existing credit line.
Diluted GAAP earnings per share from continuing operations was $0.47 for the quarter, compared to earnings of $0.60 per share from continuing operations in the prior year quarter. Adjusted non-GAAP earnings for the quarter were $0.56 per diluted share, compared to $0.62 in the third quarter of 2012.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2013 Guidance Adjusted
Management adjusted its previously-announced 2013 annual guidance, projecting revenues of $900 million to $915 million, and adjusted net income of $2.56 to $2.72 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 22.5 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, the October 1, 2013 Medicare rate increase, announced increases in Medicaid reimbursement rates net of expected provider tax increases, costs associated with the defense and settlement of the 2012 class action lawsuit, and a tax rate of 38.5%. It excludes acquisition-related costs and amortization costs related to intangible assets acquired and costs associated with the pending spin-off. It also excludes expenses related to the DOJ settlement, discontinued operations, and development and operational losses associated with newly-developed operations which have not achieved stabilization.
Quarter Highlights
Also during the quarter, the company’s newly-developed Sloan’s Lake Rehabilitation and Care Center, a 42-bed all-private/Medicare skilled nursing facility located just west of downtown Denver, Colorado, achieved an EBITDAR margin for the quarter of 21.8% in only the second full quarter since completing its Medicare certification, with 91.1% occupancy and 100% skilled mix revenue. Mr. Christensen noted that Ensign is pursuing a similar strategy in other key markets, creating an additional lever the company can pull in the near future.
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.065 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has consistently increased its dividend annually.

Ensign’s growing portfolio consists of 119 facilities, nine home health and seven hospice companies, six urgent care clinics, and an ancillary service provider, all in 11 states. Of the 119 post-acute and seniors housing facilities, 96 are Ensign-owned, and 75 of those are owned free of mortgage debt, with Ensign affiliates holding purchase options on two of Ensign’s 23 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, assisted living, seniors housing, home health and hospice operations across the United States. Management also reports that they are seeing an increased number of acquisition opportunities at present, and that they expect to complete additional acquisitions before year-end.
DOJ Investigation Finalized
On October 1, 2013, the company finalized its settlement with the Department of Justice and the OIG, fully and finally resolving the DOJ investigation which has been ongoing since 2006. In connection with the settlement, the company signed a five-year corporate integrity agreement. In anticipation of entering into the corporate integrity agreement, the company has been making significant enhancements to its internal compliance program, resulting in increased costs, including monitoring expenses, interest on the settlement amount and other associated start-up costs. The Company also paid the settlement amount of $48 million in the fourth quarter. Ensign has denied engaging in any illegal conduct, and agreed to the settlement without any admission of wrongdoing in order to resolve the matter and avoid the uncertainty and expense of protracted litigation. The company does not expect the settlement and remittance to have a material adverse effect on the company's long-term financial position, business plan or prospects; however, the resolution will have an impact on the company's GAAP results of operations and cash flows for the 2013 fiscal year. Investors are directed to the more complete discussions of the matter contained in the company’s 10-Q for additional disclosures.
Conference Call
A live webcast will be held on Friday, November 8, 2013 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, November 29, 2013.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative, healthcare and diagnostic services for both long-term residents and short-stay rehabilitation patients at 119 post-acute, assisted living and seniors housing facilities, nine home health companies, seven hospice companies, five urgent care locations and a mobile diagnostic business, all spread across California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and the entry into final settlement documents. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	As Reported	Non-GAAP Adj.		As Adjusted	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$229,261	(1,265)	(9)	$227,996	$667,548	$(4,164)	(9) (10)	$663,384
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expenses shown separately below)	186,172	(2,341)	(1)(2)(3)(9)	183,831	538,146	(8,757)	(1)(2)(3)(9)(10)	529,389
U.S. Government inquiry settlement	—	—		—	33,000	(33,000)	(4)	—
Facility rent—cost of services	3,404	(180)	(6)	3,224	10,056	(688)	(5) (6)	9,368
General and administrative expense	10,601	(1,746)	(7) (8)	8,855	28,321	(2,968)	(7) (8)	25,353
Depreciation and amortization	8,795	(364)	(11)	8,431	25,198	(1,176)	(11) (12)	24,022
Total expenses	208,972	(4,631)		204,341	634,721	(46,589)		588,132
Income from operations	20,289	3,366		23,655	32,827	42,425		75,252
Other income (expense):
Interest expense	(3,181)			(3,181)	(9,441)			(9,441)
Interest income	141			141	363			363
Other expense, net	(3,040)			(3,040)	(9,078)			(9,078)
Income before provision for income taxes	17,249	3,366		20,615	23,749	42,425		66,174
Tax Effect on Non-GAAP Adjustments		1,296	(13)			16,334	(13)
Tax True-up for Effective Tax Rate		34	(14)			(2,297)	(14)
Provision for income taxes	6,607	1,330		7,937	11,440	14,037		25,477
Income from continuing operations	10,642	2,036		12,678	12,309	28,388		40,697
Loss from discontinued operations, net of income tax benefit	(30)			(30)	(1,804)			(1,804)
Net income	10,612	2,036		12,648	10,505	28,388		38,893
Less: net income (loss) attributable to noncontrolling interests	148			148	(179)			(179)
Net income attributable to The Ensign Group, Inc.	$10,464	2,036		$12,500	$10,684	$28,388		$39,072
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	10,464	2,036		12,500	10,684	28,388		39,072
Loss from discontinued operations, net of income tax benefit	(30)			(30)	(1,804)			(1,804)
Income from continuing operations attributable to The Ensign Group, Inc.	$10,494	2,036		$12,530	$12,488	$28,388		$40,876
Net income (loss) per share:
Basic:
Net income attributable to The Ensign Group, Inc.	$0.48			$0.57	$0.49			$1.79
Loss from discontinued operations, net of income tax benefit	—			—	(0.08)			$(0.08)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.48			$0.57	$0.57			$1.87
Diluted:
Net income attributable to The Ensign Group, Inc.	$0.47			$0.56	$0.48			$1.75
Loss from discontinued operations, net of income tax benefit	—			—	(0.08)			$(0.08)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.47			$0.56	$0.56			$1.83
Weighted average common shares outstanding:
Basic	21,941			21,941	21,857			21,857
Diluted	22,409			22,409	22,316			22,316

(1)	Represents acquisition-related costs of $38 and $264 for the three and nine months ended September 30, 2013.

(2)	Represents costs of $19 and $103 for the three and nine months ended September 30, 2013, incurred to recognize income tax credits.

(3)	Represents additional costs incurred related to a class action lawsuit settlement of $915 and $1,524 for the three and nine months ended September 30, 2013.

(4)	Represents the Company's estimated U.S. Department of Justice (DOJ) inquiry settlement reserve recorded in the first quarter of 2013.

(5)
Represents straight-line rent amortization for the first six months of 2013 for one newly constructed facility which began operations during the first quarter of 2013. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.

(6)	Represents straight-line rent amortization for newly opened urgent care centers.

(7)	Represents legal costs incurred in connection with the investigation into the billing and reimbursement processes of some of our subsidiaries conducted by the DOJ.

(8)	Represents expenses incurred in connection with the Company's proposed spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).

(9)	Represents losses incurred at newly opened urgent care centers, less rent expense recognized in note (6) above and depreciation expense recognized in note (11) below.

(10)
Represents losses incurred for the first six months of 2013 at one newly constructed facility which began operations during the first quarter of 2013, less rent expense recognized in note (5) above and depreciation expense recognized in Note (12) below. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.

(11)
Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(12)
Represents depreciation expense for the first six months of 2013 at one newly constructed facility which began operations in the first quarter of 2013. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.

(13)	Represents the tax impact of non-GAAP adjustments noted in (1) – (12) at the Company’s year to date effective tax rate of 38.5% for the three and nine months ended September 30, 2013.

(14)	Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three and nine months ended September 30, 2013.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
Adjusted to Reflect Discontinued Operations
(In thousands, except per share data)

	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted
Revenue	$206,691			$206,691	$612,650			$612,650
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	164,579	(553)	(1)(2)(7)	164,026	487,291	(3,565)	(1)(2)(3)(7)	483,726
Facility rent—cost of services	3,359	(236)	(4)(7)	3,123	10,034	(588)	(4)(7)	9,446
General and administrative expense	8,099	(593)	(5)(7)	7,506	23,933	(1,441)	(5)(7)	22,492
Depreciation and amortization	7,147	(144)	(6)(7)	7,003	21,071	(450)	(6)(7)	20,621
Total expenses	183,184	(1,526)		181,658	542,329	(6,044)		536,285
Income from operations	23,507	1,526		25,033	70,321	6,044		76,365
Other income (expense):
Interest expense	(3,092)			(3,092)	(9,131)			(9,131)
Interest income	69			69	172			172
Other expense, net	(3,023)			(3,023)	(8,959)			(8,959)
Income before provision for income taxes	20,484	1,526		22,010	61,362	6,044		67,406
Tax impact of non-GAAP adjustments		595	(8)			2,357	(8)
Tax true-up for effective tax rate		461	(9)			817	(9)
Provision for income taxes	7,528	1,056		8,584	23,114	3,174		26,288
Income from continuing operations	12,956	470		13,426	38,248	2,870		41,118
Income (loss) from discontinued operations, net of income tax	80			80	(105)			(105)
Net income	13,036	470		13,506	38,143	2,870		41,013
Less: net loss attributable to noncontrolling interests	(258)	94		(164)	(511)	128		(383)
Net income attributable to The Ensign Group, Inc.	$13,294	376		$13,670	$38,654	2,742		$41,396
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	13,294	376		13,670	38,654	2,742		41,396
Income (loss) from discontinued operations, net of income tax	80			80	(105)			(105)
Income from continuing operations attributable to The Ensign Group, Inc.	$13,214	376		$13,590	$38,759	2,742		$41,501
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.62			0.64	1.81			1.94
Income (loss) from discontinued operations, net of income tax	0.01			0.01	—			—
Income from continuing operations attributable to The Ensign Group, Inc.	$0.61			$0.63	$1.81			$1.94
Diluted:
Net income attributable to The Ensign Group, Inc.	0.60			0.62	1.77			1.89
Income (loss) from discontinued operations, net of income tax benefit	—			—	—			(0.01)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.60			$0.62	$1.77			$1.90
Weighted average common shares outstanding:
Basic	21,488			21,488	21,369			21,369
Diluted	22,010			22,010	21,899			21,899

(1)	Represents acquisition-related costs of $110 and $230 for the three and nine months ended September 30, 2012, respectively.

(2)
Represents costs of $197 and $439 for the three and nine months ended September 30, 2012, respectively, incurred to recognized income tax credits which contributed to the decrease in the Company's effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the three months ended June 30, 2012.

(4)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but had not commenced operations of a skilled nursing facility as of September 30, 2012.

(5)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(6)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(7)	Represents costs incurred at urgent care centers which had not begun operations as of September 30, 2012.

(8)	Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at a normalized rate of 39.0%.

(9)
In 2011 and 2010, the Company's effective tax rate was 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current quarter effective rate to 39.0%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)
Consolidated statements of income Data:
Net income	$10,612	$13,036	$10,505	$38,143
Net (income) loss attributable to noncontrolling interests	(148)	258	179	511
Loss (income) from discontinued operations	30	(80)	1,804	105
Interest expense, net	3,040	3,023	9,078	8,959
Provision for income taxes	6,607	7,528	11,440	23,114
Depreciation and amortization	8,795	7,147	25,198	21,071
EBITDA	$28,936	$30,912	$58,204	$91,903
Facility rent—cost of services	3,404	3,359	10,056	10,034
EBITDAR	$32,340	$34,271	$68,260	$101,937
		$—
EBITDA	$28,936	$30,912	$58,204	$91,903
Charge related to the U.S. Government inquiry(a)	—	—	33,000	—
Expenses related to the Spin-Off(b)	1,648	—	1,857	—
Legal costs(c)	98	593	1,111	1,441
Settlement of class action lawsuit(d)	915	—	1,524	2,596
Urgent care center losses(e)	105	152	1,447	172
Losses at skilled nursing facility not at full operation(f)	—	—	1,256	—
Acquisition related costs(g)	38	110	264	230
Costs incurred to recognize income tax credits(h)	19	197	103	439
Rent related to items (e) and (f) above(i)	180	236	687	588
Adjusted EBITDA	$31,939	$32,200	$99,453	$97,369
Facility rent—cost of services	3,404	3,359	10,056	10,034
Less: rent related to items (e) and (f) above(i)	(180)	(236)	(687)	(588)
Adjusted EBITDAR	$35,163	$35,323	$108,822	$106,815
_______________________

(a)	Liability related to our efforts to achieve a global, company-wide, resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.

(b)	Expenses incurred in connection with the Company's proposed spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).

(c)	Legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the DOJ.

(d)	Settlement of a class action lawsuit regarding minimum staffing requirements in the state of California.

(e)	Losses incurred at newly opened urgent care centers, excluding rent, depreciation, interest and income taxes.

(f)
Losses incurred through the second quarter at one newly constructed skilled nursing facility which began operations during the first quarter of 2013, excluding rent, depreciation, interest and income taxes. The facility began running at full capacity during the third quarter of 2013, and therefore, results for the third quarter were not included in the three or nine month results above.

(g)	Costs incurred to acquire an operation which are not capitalizable.

(h)	Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.

(i)	Rent related to newly opened urgent care centers and one newly constructed skilled nursing facility which began operations during the first quarter of 2013, not included in items (e) and (f) above.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$45,997	$40,685
Accounts receivable — less allowance for doubtful accounts of $15,568 and $13,811 at September 30, 2013 and December 31, 2012, respectively	102,428	94,187
Investments — current	3,783	5,195
Prepaid income taxes	11,435	3,787
Prepaid expenses and other current assets	7,700	8,606
Deferred tax asset — current	13,966	14,871
Assets held for sale — current	—	268
Total current assets	185,309	167,599
Property and equipment, net	479,837	447,855
Insurance subsidiary deposits and investments	18,712	17,315
Escrow deposits	250	4,635
Deferred tax asset	3,576	2,234
Restricted and other assets	12,086	8,640
Intangible assets, net	5,976	6,115
Long-term assets held for sale	—	11,324
Goodwill	24,754	21,557
Other indefinite-lived intangibles	7,740	3,588
Total assets	$738,240	$690,862

Liabilities and equity
Current liabilities:
Accounts payable	$22,212	$26,069
Accrued charge related to U.S. Government inquiry	48,000	15,000
Accrued wages and related liabilities	35,628	35,847
Accrued self-insurance liabilities — current	16,154	16,034
Liabilities held for sale — current	—	339
Other accrued liabilities	21,525	20,871
Current maturities of long-term debt	7,354	7,187
Total current liabilities	150,873	121,347
Long-term debt — less current maturities	205,046	200,505
Accrued self-insurance liabilities — less current portion	35,393	34,849
Fair value of interest rate swap	2,003	2,866
Long-term liabilities held for sale	—	130
Deferred rent and other long-term liabilities	3,155	3,281
Total equity	341,770	327,884
Total liabilities and equity	$738,240	$690,862

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$57,110	$51,593
Net cash used in investing activities	(57,046)	(61,841)
Net cash provided by financing activities	5,248	12,692
Net increase in cash and cash equivalents	5,312	2,444
Cash and cash equivalents beginning of period	40,685	29,584
Cash and cash equivalents end of period	$45,997	$32,028

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$229,261	$206,691	$22,570	10.9%
Number of facilities at period end	119	107	12	11.2%
Actual patient days	940,054	872,701	67,353	7.7%
Occupancy percentage — Operational beds	77.4%	78.7%		(1.3)%
Skilled mix by nursing days	26.0%	25.2%		0.8%
Skilled mix by nursing revenue	49.7%	49.3%		0.4%

	Three Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$168,484	$167,165	$1,319	0.8%
Number of facilities at period end	77	77	—	—%
Actual patient days	659,373	661,001	(1,628)	(0.2)%
Occupancy percentage — Operational beds	80.7%	81.0%		(0.3)%
Skilled mix by nursing days	27.9%	26.9%		1.0%
Skilled mix by nursing revenue	52.0%	51.4%		0.6%

	Three Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$35,696	$33,729	$1,967	5.8%
Number of facilities at period end	25	25	—	—%
Actual patient days	183,381	185,325	(1,944)	(1.0)%
Occupancy percentage — Operational beds	74.2%	74.9%		(0.7)%
Skilled mix by nursing days	19.8%	17.8%		2.0%
Skilled mix by nursing revenue	41.3%	38.6%		2.7%

	Three Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$25,081	$5,797	$19,284	NM
Number of facilities at period end	17	5	12	NM
Actual patient days	97,300	26,375	70,925	NM
Occupancy percentage — Operational beds	64.5%	58.1%		NM
Skilled mix by nursing days	18.6%	10.6%		NM
Skilled mix by nursing revenue	38.5%	22.1%		NM
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2010.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2010 to December 31, 2011.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2012.

	Nine Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$667,548	$612,650	$54,898	9.0%
Number of facilities at period end	119	107	12	11.2%
Actual patient days	2,701,513	2,580,026	121,487	4.7%
Occupancy percentage — Operational beds	77.3%	79.2%		(1.9)%
Skilled mix by nursing days	26.6%	25.8%		0.8%
Skilled mix by nursing revenue	50.4%	50.1%		0.3%

	Nine Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$504,697	$501,533	$3,164	0.6%
Number of facilities at period end	77	77	—	—%
Actual patient days	1,954,443	1,976,834	(22,391)	(1.1)%
Occupancy percentage — Operational beds	80.6%	81.3%		(0.7)%
Skilled mix by nursing days	28.4%	27.5%		0.9%
Skilled mix by nursing revenue	52.5%	51.9%		0.6%

	Nine Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$104,804	$100,769	$4,035	4.0%
Number of facilities at period end	25	25	—	—%
Actual patient days	540,321	554,257	(13,936)	(2.5)%
Occupancy percentage — Operational beds	73.6%	75.3%		(1.7)%
Skilled mix by nursing days	20.4%	18.0%		2.4%
Skilled mix by nursing revenue	42.0%	39.4%		2.6%

	Nine Months Ended September 30,
	2013	2012
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$58,047	$10,348	$47,699	NM
Number of facilities at period end	17	5	12	NM
Actual patient days	206,749	48,935	157,814	NM
Occupancy percentage — Operational beds	61.3%	54.7%		NM
Skilled mix by nursing days	17.6%	9.0%		NM
Skilled mix by nursing revenue	36.8%	18.5%		NM
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2010.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2010 to December 31, 2011.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2012.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2013	2012	2013	2012	2013	2012	2013	2012	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$554.78	$554.00	$473.35	$465.28	$450.37	$415.79	$535.03	$539.13	(0.8)%
Managed care	404.51	396.32	366.67	394.36	463.79	363.10	406.35	396.17	2.6%
Other skilled	467.02	458.30	690.75	567.72	—	—	471.27	459.89	2.5%
Total skilled revenue	489.36	491.74	458.25	454.50	455.23	413.86	484.01	487.11	(0.6)%
Medicaid	172.77	168.83	158.44	150.99	169.73	175.01	170.81	166.74	2.4%
Private and other payors	188.48	187.80	165.59	167.87	156.71	165.17	178.62	180.75	(1.2)%
Total skilled nursing revenue	$262.87	$257.77	$219.83	$209.98	$220.74	$198.88	$253.35	$249.38	1.6%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2013	2012	2013	2012	2013	2012	2013	2012	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$561.87	$552.39	$469.94	$470.09	$459.22	$411.47	$541.89	$539.61	0.4%
Managed care	397.00	387.96	372.47	397.20	456.62	405.72	397.77	388.47	2.4%
Other skilled	464.60	459.68	700.59	566.14	—	—	468.85	461.24	1.6%
Total skilled revenue	491.17	489.40	457.78	459.81	458.53	411.24	486.20	485.99	—%
Medicaid	174.42	168.33	158.24	150.47	170.84	181.75	172.24	166.22	3.6%
Private and other payors	187.78	190.96	168.23	165.55	154.36	167.25	179.35	182.19	(1.6)%
Total skilled nursing revenue	$265.84	$258.87	$222.19	$210.70	$218.56	$200.12	$256.68	$250.98	2.3%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended September 30, 2013 and 2012:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Revenue:
Medicare	30.4%	32.5%	34.3%	32.2%	24.3%	21.4%	30.4%	32.3%
Managed care	15.8	13.6	5.9	5.7	14.2	0.7	14.5	12.4
Other skilled	5.8	5.3	1.1	0.7	—	—	4.8	4.6
Skilled mix	52.0	51.4	41.3	38.6	38.5	22.1	49.7	49.3
Private and other payors	7.8	7.5	21.3	23.2	12.6	12.7	9.8	9.5
Quality mix	59.8	58.9	62.6	61.8	51.1	34.8	59.5	58.8
Medicaid	40.2	41.1	37.4	38.2	48.9	65.2	40.5	41.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Days:
Medicare	14.4%	15.1%	15.9%	14.5%	11.8%	10.2%	14.4%	14.9%
Managed care	10.2	8.8	3.5	3.1	6.8	0.4	9.0	7.8
Other skilled	3.3	3.0	0.4	0.2	—	—	2.6	2.5
Skilled mix	27.9	26.9	19.8	17.8	18.6	10.6	26.0	25.2
Private and other payors	11.0	10.4	28.3	29.0	17.9	15.3	13.9	13.2
Quality mix	38.9	37.3	48.1	46.8	36.5	25.9	39.9	38.4
Medicaid	61.1	62.7	51.9	53.2	63.5	74.1	60.1	61.6
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the nine months ended September 30, 2013 and 2012:

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Revenue:
Medicare	31.5%	33.4%	35.4%	33.3%	27.1%	17.8%	31.7%	33.3%
Managed care	15.4	13.3	5.6	5.4	9.7	0.7	13.9	12.2
Other skilled	5.6	5.2	1.0	0.7	—	—	4.8	4.6
Skilled mix	52.5	51.9	42.0	39.4	36.8	18.5	50.4	50.1
Private and other payors	7.5	7.6	21.6	23.0	12.0	13.7	9.4	9.5
Quality mix	60.0	59.5	63.6	62.4	48.8	32.2	59.8	59.6
Medicaid	40.0	40.5	36.4	37.6	51.2	67.8	40.2	40.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Days:
Medicare	14.9%	15.7%	16.8%	14.9%	12.9%	8.7%	15.0%	15.4%
Managed care	10.3	8.9	3.3	2.9	4.7	0.3	9.0	7.9
Other skilled	3.2	2.9	0.3	0.2	—	—	2.6	2.5
Skilled mix	28.4	27.5	20.4	18.0	17.6	9.0	26.6	25.8
Private and other payors	10.7	10.3	28.5	29.4	16.8	16.3	13.5	13.2
Quality mix	39.1	37.8	48.9	47.4	34.4	25.3	40.1	39.0
Medicaid	60.9	62.2	51.1	52.6	65.6	74.7	59.9	61.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	$	%	$	%	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$81,802	35.7%	$76,709	37.1%	$237,301	35.5%	$223,934	36.6%
Medicare	72,138	31.5	69,526	33.6	218,214	32.7	209,715	34.2
Medicaid-skilled	9,204	4.0	6,316	3.1	26,616	4.0	18,590	3.0
Total	163,144	71.2	152,551	73.8	482,131	72.2	452,239	73.8
Managed care	30,886	13.5	26,316	12.7	87,446	13.1	77,738	12.7
Private and other(1)	35,231	15.3	27,824	13.5	97,971	14.7	82,673	13.5
Total revenue	$229,261	100.0%	$206,691	100.0%	$667,548	100.0%	$612,650	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary businesses.

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) facility rent-cost of services, (e) , discontinued operations, and (f) development and operational losses associated with newly-developed operations which have not achieved stabilization. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.